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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 24, 2007

Heritage Oaks Bancorp
(Exact Name of Registrant as Specified in Its Charter)

California
(State or Other Jurisdiction of Incorporation)

000-05020	77-0388249
(Commission File Number)	(IRS Employer Identification No.)

545 12th Street, Paso Robles CA	93446
(Address of Principal Executive Offices)	(Zip Code)

(805) 239-5200
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)     On May 24, 2007, Heritage Oaks Bancorp announced the retirement of its and its subsidiary, Heritage Oaks Bank’s Chairman of the Board, Dr. Bobbie Ray Bryant.

On May 24, 2007, Ole K Viborg retired as a Director of Heritage Oaks Bancorp.

On May 24, 2007, Heritage Oaks Bancorp announced the appointment of a new Chairman of the Board, Michael J. Morris. Mr. Morris also will serve as Chairman of the Board of Heritage Oaks Bank.

SECTION 8 - OTHER EVENTS

Item 8.01 - Other Events.

The following items were submitted to the security holders for approval at the annual meeting held on May 24, 2007:

1. Election of Directors. To elect nine (9) persons to the Board of Directors of the Company to serve until the
2008 Annual Meeting of Shareholders and until their successors are elected and have qualified. The following persons were elected on the following votes:

DIRECTORS INFO
Directors	Votes For	Votes Withheld	% Votes For
1-Don Campbell	5,490,153	438,673	85.64%
2-Kenneth Dewar	5,491,899	436,927	85.67%
3-Mark C Fugate	5,892,128	36,698	91.91%
4-Dee T Lacey	5,492,140	436,686	85.67%
5-Merle F Miller	5,490,153	438,673	85.64%
6-Michael J Morris	5,894,531	34,295	91.95%
7-Daniel J O'Hare	5,894,531	34,295	91.95%
8-Alexander F Simas	5,893,698	35,128	91.93%
9-Lawrence P Ward	5,471,084	457,742	85.34%

2. Ratification of Independent Accountants. To ratify the appointment of Vavrinek, Trine, Day & Co.
LLP as the Company’s independent accountants for the 2008 fiscal year.

Proposals	Votes For	Votes Against	Votes Abstain	Broker Non-Vote	% Votes For
2	5,854,190	39,372	35,264	0	91.32%

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 29, 2007
Heritage Oaks Bancorp

By: /s/ Lawrence P. Ward
Lawrence P. Ward
Chief Executive Officer